Exhibit 10.11.3

APPENDIX A

(amended and restated as of April 22, 2004)

To Letter of Grant to P.M. Neal dated May 1, 1998

As used in the Letter of Grant to which this Appendix is attached, and herein, the following terms shall have the meanings specified:

1. “Actuarial Equivalent” shall mean the equivalent of a given amount (or series of amounts) payable in another manner or by another means in accordance with actuarial principles, methods and assumptions as approved for this purpose by the Compensation and Executive Personnel Committee of the Board of Directors of the Company and which shall include the following:

(a) Mortality—1971 Group Annuity Mortality Table; and

(b) Interest—Eight and one-half percent (8 1/2%).

2. “Average Compensation” shall mean the annual average of (a) and (b) below:

(a) Your salary for the three highest twelve month periods out of your last sixty months of employment with the Company; plus

(b) Your three highest earned annual bonuses during your last sixty months of employment with the Company.

For this purpose your salary and bonus shall include any such compensation that is deferred by you under any Company deferred compensation plan or arrangement.

3. “Primary Social Security Benefit” shall mean the monthly payments you are entitled to receive commencing on your Retirement Date (or such earlier date, if any, upon which you commence receiving benefits under the Social Security Act), determined under the federal Social Security Act as in effect on the January 1 coincident with or next preceding the termination of your employment with the Company (irrespective of subsequent amendments of the Act, including retroactive amendments, and irrespective of whether or not you actually apply for and receive all or any part of such amount for any month) by assuming in the case of termination of your employment with the Company prior to your Retirement Date that you will have no further employment and no further earnings.

4. “Retirement” shall mean the termination of your employment with the Company on your Retirement Date.

5. “Retirement Date” shall mean the first day of any month coincident with or following your sixty-fifth birthday, as you shall elect for Retirement.